Exhibit 99.1

NEWS RELEASE

Cobalt International Energy, Inc. Announces Fourth Quarter and Year-End 2010 Results and 2011 Capital Program

HOUSTON, TX— March 1, 2011 (BUSINESS WIRE) — Cobalt International Energy, Inc. (“Cobalt”) (NYSE:CIE) today announced a net loss of $29.8 million, or $0.09 per basic and diluted share for the fourth quarter of 2010, compared to a pro forma net loss of $49.9 million, or $0.20 per pro forma basic and diluted share, for the fourth quarter of 2009.  Cobalt reported a net loss of $136.5 million, or $0.39 per basic and diluted share, for the year ended December 31, 2010, compared to a pro forma net loss of $78.4 million, or $0.33 per pro forma basic and diluted share, for the same period in 2009.

Cash expenditures for the year 2010 were approximately $142 million compared with the most recent guidance of $140 — 150 million.  Cobalt currently estimates cash expenditures will be between $180 to $350 million for the year 2011, excluding all potential 2011 expenditures for Block 20 in Angola.  Cash expenditures in 2011 will be heavily focused on Cobalt’s West Africa Pre-salt exploration program.  The range of 2011 cash expenditures includes uncertainty on the Ensco 8503 drilling rig utilization and potential testing and appraisal expenditures associated with any potential discovery in our Angola Pre-salt program.

Cash, cash equivalents and investments at year-end 2010 were approximately $878 million.  This excludes approximately $338 million designated for future operations held in escrow and letters of credit.  In addition, the balance of the TOTAL drilling fund for the Gulf of Mexico activities at the end of the year was approximately $196 million.  Cobalt has no short or long-term debt.

A conference call for investors will be held today at 10 a.m. Central Time (11 a.m. Eastern Time) to discuss Cobalt’s West Africa exploration program, operations activity, and year-end results.  Hosting the call will be Joseph H. Bryant, Chairman and Chief Executive Officer and John P. Wilkirson, Chief Financial Officer.

The call can be accessed live over the telephone by dialing (877) 407-0784, or for international callers, (201) 689-8560.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517.  The passcode for the replay is 367277.  The replay will be available until March 15, 2011.

Interested parties may also listen to a simultaneous webcast of the conference call by accessing the Investors- Presentations and Publications section of Cobalt’s website at www.cobaltintl.com.  A replay of the conference call will also be available for approximately 30 days following the call.

About Cobalt

Cobalt is an independent oil exploration and production company focusing on the deepwater U.S. Gulf of Mexico and offshore Angola and Gabon.  Cobalt was formed in 2005 and is headquartered in Houston, Texas.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to Cobalt’s SEC filings. Cobalt undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts

Investor Relations:

John P. Wilkirson

Chief Financial Officer

+1 (713) 452-2322

Media Relations:

Lynne L. Hackedorn

Vice President, Government, Public Affairs, Land

+1 (713) 579-9115

Consolidated Statement of Operations Information:

	Quarter Ending December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Unaudited)		(Audited)
	($ in thousands, except per share data)
Oil and gas revenue	$—	$—	$—	$—
Operating costs and expenses
Seismic and exploration	14,850	24,442	45,030	30,666
Dry hole expense and impairment	1,585	14,486	44,178	14,486
General and administrative	14,016	13,577	48,063	35,996
Depreciation and amortization	194	180	787	622
Total operating costs and expenses	30,645	52,685	138,058	81,770

Operating income (loss)	(30,645)	(52,685)	(138,058)	(81,770)
Other income (expense)
Interest income	849	108	1,582	513
Total other income (expense)	849	108	1,582	513

Net income (loss) before income tax	(29,796)	(52,577)	(136,476)	(81,257)
Income tax expense	—	—	—	—
Net income (loss)	$(29,796)	$(52,577)	$(136,476)	$(81,257)

Basic and diluted income (loss) per share	$(0.09)		$(0.39)
Weighted average common shares outstanding	350,220,189		349,342,050

Net income (loss) as reported		$(52,577)		$(81,257)
Pro forma income tax expense		—		—
Pro forma management fees		2,671		2,872
Pro forma net income (loss) as adjusted for pro forma income tax expense		$(49,905)		$(78,385)

Pro form basic and diluted income (loss) per share (unaudited)(1)		$(0.20)		$(0.33)

Pro forma weighted average common shares outstanding(2)		251,024,540		236,751,219

(1)         Pro forma basic earnings (loss) per share was calculated by dividing pro forma net income or loss applicable to common shares by the pro-forma weighted average number of common shares outstanding during the year ended December 31, 2009.  Pro forma net income or loss applicable to common shares gives effect to (1) an adjustment for income taxes as if the Company was subject to taxation for the entire year and (2) an adjustment to remove management fees paid to the sponsors that terminated at the time of the IPO.  The calculation of pro forma diluted earnings (loss) per share should include the potential dilutive impact of nonvested restricted shares outstanding during the year, unless their effect is anti-dilutive.  Pro forma nonvested restricted stock awards of 8,015,041 shares for the year ended December 31, 2009 were excluded from the pro forma diluted earnings (loss) per share because they were anti-dilutive.

(2)         The pro forma weighted average shares outstanding used in the computation of pro forma basic and diluted earnings (loss) per share has been computed taking into account (1) the conversion ratio at the time of the IPO of all partnerships units into shares of common stock as if the conversion occurred as of the beginning of the year and (2) the 66,125,000 shares issued by the Company in the IPO, which included 3,125,000 shares sold by the Company in a concurrent private offering pursuant to Regulation S.

Consolidated Balance Sheet Information:

	As of December 31,
	2010	2009
	($ in thousands)
Cash and cash equivalents	$302,720	$1,093,100
Short-term investments	534,933	—
Total current assets	889,632	1,153,946
Total property, plant and equipment	463,769	471,612
Restricted cash	338,515	186,547
Long-term investments	40,003	—
Total assets	1,746,443	1,812,105
Total current liabilities	24,559	70,523
Total long-term obligations	2,850	—
Total partners’ capital/stockholders’ equity (350,733,998 and 340,517,583 shares issued and outstanding as of December 31, 2010 and 2009, respectively)	1,719,034	1,741,582
Total liabilities and partners’ capital/stockholders’ equity	1,746,443	1,812,105

Consolidated Statement of Cash Flows Information:

	Quarter Ending December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Unaudited)		(Audited)
	($ in thousands)
Net cash provided by (used in):
Operating activities	$(37,442)	$(8,245)	$(133,264)	$(75,486)
Investing activities	(38,472)	(199,260)	(758,372)	87,123
Financing activities	—	1,033,684	101,256	1,076,360